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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67696 of Science Applications International Corporation on Form S-4 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2002 and to the use of our report dated March 25, 2002 included in this Registration Statement . We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Diego, California

August 28, 2002




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